UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2019

New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55393	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code:(212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Christopher J. Masterson as Chief Financial Officer and Treasurer

On September 13, 2019, Katie P. Kurtz notified the board of directors (the “Board”) of New York City REIT, Inc. (the “Company”) of her resignation as chief financial officer and treasurer of the Company, effective immediately. There were no disagreements between Ms. Kurtz and the Company, the Company’s advisor, New York City Advisors, LLC (the “Advisor”), or the Company’s property manager, New York City Properties, LLC (the “Property Manager”). Ms. Kurtz advised the Company she will no longer be responsible for any part of any registration statement filed by the Company pursuant to and consistent with 15 U.S.C.§ 77k(b)(l).

On September 13, 2019, the Board unanimously elected Christopher J. Masterson as chief financial officer and treasurer of the Company, effective upon Ms. Kurtz’s resignation. Mr. Masterson has also been appointed as chief financial officer and treasurer of the Advisor and the Property Manager to replace Ms. Kurtz in those capacities, effective upon Ms. Kurtz’s resignation as chief financial officer and treasurer of the Company.

Mr. Masterson, 37, joined AR Global Investments, LLC, the parent of the Advisor, in February 2013 and served in various accounting roles, including as chief financial officer, treasurer and secretary of Global Net Lease, Inc. and its adviser and property manager since November 2017, chief accounting officer of Global Net Lease, Inc. from September 2017 to October 2017, as chief accounting officer for American Finance Trust, Inc. from December 2016 to October 2017, as chief accounting officer for American Realty Capital – Retail Centers of America, Inc. from December 2016 to February 2017, as controller for Business Development Corporation of America from February 2013 to March 2016, and as controller for Realty Finance Trust, Inc. from March 2016 to September 2016. Mr. Masterson also previously served as chief financial officer of BDCA Adviser II, LLC from November 2016 through June 2017. From October 2006 to February 2013, Mr. Masterson worked at Goldman Sachs & Co., where he most recently served as a vice president in the Merchant Banking Division Controllers team. From August 2004 until October 2006, Mr. Masterson worked as an auditor at KPMG LLP. Mr. Masterson is a certified public accountant in New York State, holds a B.B.A. from the University of Notre Dame and an M.B.A. from New York University. Mr. Masterson, as an executive officer of the Company, the Advisor and the Property Manager, may be deemed to have a material interest in transactions involving the Company and the Advisor or the Property Manager reported under Item 404(a) of Regulation S-K and described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission the (“SEC”) on March 19, 2019.

Indemnification Agreement

In connection with Mr. Masterson’s election as chief financial officer and treasurer of the Company, on September 13, 2019, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Masterson. The Indemnification Agreement is substantially identical to the indemnification agreement entered into by the Company with its other directors and officers. Under the Indemnification Agreement, Mr. Masterson will be indemnified by the Company to the maximum extent permitted by Maryland law for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against him as an officer of the Company as a result of his service, subject to the limitations set forth in the Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New York City REIT, Inc.

Date: September 19, 2019	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer, President, and Secretary